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                                                                    EXHIBIT 11.0

                           CONTROL DATA SYSTEMS, INC.
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                                    YEARS ENDED
                                                                   ----------------------------------------------
                                                                     JANUARY 1,      JANUARY 2,     DECEMBER 31,
                                                                        1994            1993            1991
                                                                   --------------  --------------  --------------
Net earnings (loss) applicable to common shares:
  Net earnings (loss)............................................  $        9,120        (134,034) $      (43,994)
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
Primary:
  Shares for common and common share equivalent earnings per share(1):
    Weighted average number of common shares outstanding.........      13,115,319      11,138,358      10,632,188
    Dilutive effect of outstanding stock options and warrants....         648,305        --              --
                                                                   --------------  --------------  --------------
                                                                       13,763,624      11,138,358      10,632,188
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
Net earnings (loss) per common share and common share
 equivalent......................................................  $         0.66  $       (12.03) $        (4.14)
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
Fully Diluted:
  Shares for common and common share equivalent earnings per share(2):
    Weighted average number of common shares outstanding.........      13,115,319      11,138,358      10,632,188
    Dilutive effect of outstanding stock options and warrants....         648,305        --              --
                                                                   --------------  --------------  --------------
                                                                       13,763,624      11,138,358      10,632,188
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
Net earnings (loss) per common share and common share
 equivalent......................................................            0.66  $       (12.03) $        (4.14)
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

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(1)   Outstanding  stock options,  warrants and  shares issuable  under employee stock purchase plans are converted to common share equivalents by the treasury stock method using the average market price of the Company's shares during each period.
(2) Outstanding stock options, warrants and shares issuable under employee stock purchase plans are converted to common share equivalents by the treasury stock method using the greater of the average market price or the period-end market price of the Company's shares during each period.
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